                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant /X/

     Filed by a Party other than the Registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          COMMONWEALTH BANCORP, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

                       [COMMONWEALTH BANCORP LETTERHEAD]


                                                                   June 28, 1996

Dear Stockholder:

                 You are cordially invited to attend the first Annual Meeting of Stockholders of Commonwealth Bancorp, Inc. The meeting will be held at The People's Light & Theater Company, located at 39 Conestoga Road, Malvern, Pennsylvania on Friday, July 19, 1996 at 10:00 a.m., Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

                 It is very important that your shares be voted at the Annual Meeting regardless of the number you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

                 Your continued support of and interest in Commonwealth Bancorp, Inc. is sincerely appreciated.

                                        Sincerely,



                                        Charles H. Meacham
                                        Chairman of the Board, President
                                        and Chief Executive Officer

                           COMMONWEALTH BANCORP, INC.
                            70 VALLEY STREAM PARKWAY
                              POST OFFICE BOX 2100
                       VALLEY FORGE, PENNSYLVANIA  19482
                                 (610) 251-1600

                            --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 19, 1996

                             -------------------


                 NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Commonwealth Bancorp, Inc. (the "Company") will be held at The People's Light & Theater Company, located at 39 Conestoga Road, Malvern, Pennsylvania on Friday, July 19, 1996 at 10:00 a. m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

                 (1) To elect three (3) directors for a three-year term and until their successors are elected and qualified;

                 (2) To ratify the appointment by the Board of Directors of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1996; and

                 (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

                 The Board of Directors has fixed June 20, 1996 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                              By Order of the Board of Directors


                              LeRoy D. Todd, Jr.
                              Senior Vice President and Secretary

Valley Forge, Pennsylvania
June 28, 1996


YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                           COMMONWEALTH BANCORP, INC.

                                --------------

                                PROXY STATEMENT

                                --------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                 JULY 19, 1996


                 This Proxy Statement is furnished to holders of common stock, $.10 par value per share ("Common Stock"), of Commonwealth Bancorp, Inc. (the "Company"), a Pennsylvania corporation which acquired all the outstanding stock of Commonwealth Savings Bank (the "Bank") in connection with the conversion of Commonwealth Mutual Holding Company and the reorganization of the Bank to the stock holding company form of organization on June 14, 1996 (the "Conversion and Reorganization"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at The People's Light & Theater Company, located at 39 Conestoga Road, Malvern, Pennsylvania on Friday, July 19, 1996 at 10:00 a.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about June 28, 1996.

                 The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (LeRoy D. Todd, Jr., Senior Vice President and Secretary, Commonwealth Bancorp, Inc., 70 Valley Stream Parkway, P.O. Box 2100, Valley Forge, Pennsylvania 19482); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

                 Only stockholders of record of the Company at the close of business on June 20, 1996 ("Voting Record Date") are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. On the Voting Record Date, there were 17,952,693 shares of Common Stock issued and outstanding and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting.

                 The presence in person or by proxy of at least a majority of the issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes cast at the Annual Meeting. The affirmative vote of a majority of the total votes eligible to be cast at the Annual Meeting is required for approval of the proposal to ratify the appointment of the Company's independent auditors.

                 Abstentions will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Because of the required votes, abstentions will have the same effect as a vote against the proposal to ratify the appointment of the Company's independent auditors, but will not be counted as votes cast for the election of directors and, thus, will have no effect on the voting for the election of directors. Under rules of the New York Stock Exchange, all of the proposals for consideration at the Annual Meeting are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their client if such clients have not furnished voting instructions. Thus, there are no proposals to be considered at the Annual Meeting which are considered "non-discretionary" and for which there will be "broker non-votes."

          INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, DIRECTORS
                  WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

                 The Articles of Incorporation of the Company provide that the Board of Directors of the Company shall be divided into three classes which are as equal in number as possible, and that the members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually and stockholders are not permitted to cumulate their votes for the election of directors.

                 No nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption, and all nominees currently serve as directors of the Company.

                 Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

                 The following tables present information concerning the nominees for director and each director whose term continues, including his tenure as a director of the Company.


           NOMINEES FOR DIRECTOR FOR THREE-YEAR TERM EXPIRING IN 1999




                                       Position with the Company and
                                      Principal Occupation During the                              Director
 Name                        Age            Past Five Years                                        Since(1)
 ----                        ---     ---------------------------------                             --------
 Joseph E. Colen, Jr.         57   Director; Chairman of                                             1983
                                   Machined Metals
                                   Co., Inc., President of
                                   Jennings International
                                   Co. and Oak-Corson
                                   Realty Co.

 Richard J. Conner            79   Director; Retired, previously                                     1980
                                   President of Conner's Firestone
                                   Service

 Matthew T. Welde             69   Director; Retired, previously                                     1977
                                   Chairman, President and Chief
                                   Executive Officer of the Bank

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES FOR DIRECTOR.

 MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE


                     DIRECTORS WITH TERMS EXPIRING IN 1997


                                              Position with the Company
                                               and Principal Occupation
                                                       During                           Director
             Name               Age            the Past Five Years                      Since (1)
             ----               ---         ---------------------------                 --------
  Charles H. Meacham            50    Chairman, President and Chief Executive              1988
                                      Officer of the Company and the Bank

  Harry P. Mirabile             61    Director; Retired, previously                        1990
                                      Secretary and
                                      Treasurer of Mirabile
                                      Beverage Company


                    DIRECTORS WITH TERMS EXPIRING IN 1998



                                                 Position with the Company
                                                  and Principal Occupation            Director
               Name                Age           During the Past Five Years            Since(1)
               ----                ---           --------------------------           ---------
   George C. Beyer, Jr.            57   Director; President and                         1990
                                        Chief Executive Officer
                                        of Valley Forge Financial
                                        Group, Inc.

   William B. Haines, Jr.          70   Director; Retired,                              1980
                                        previously President of
                                        McFarland and Haines
                                        Insurance Agency


   Nicholas Sclufer                76   Director; Senior Partner                        1970
                                        of Penton Company


(1) Includes service as a director of the Bank.

STOCKHOLDER NOMINATIONS

        Article III, Section 3.12 of the Company's Bylaws governs nominations for election to the Board and requires all such nominations, other than those made by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days prior to the anniversary date of the mailing of proxy materials by the Company for the immediately preceding annual meeting or, in the case of the first annual meeting after the Conversion and Reorganization, 90 days prior to the anniversary date of the mailing of proxy materials by the Bank for the immediately preceding annual meeting of the Bank prior to the Conversion and Reorganization, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.

        Each written notice of a stockholder nomination shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. The Company did not receive any nominations from stockholders for the Annual Meeting.


THE BOARD OF DIRECTORS AND ITS COMMITTEES

        Regular meetings of the Board of Directors of the Company and the Bank are typically held on a monthly basis and special meetings of the Board of Directors are held from time-to-time as needed. There were 14 meetings of the Board of Directors of the Bank held during 1995. No director attended fewer than 75% of the total number of meetings of the Board of Directors held during 1995 and the total number of meetings held by all committees of the Board on which the director served during such year.

        The Board of Directors of the Company has not yet established any committees, but intends to do so in the future. The Board of Directors of the Bank has established various committees, including Executive and Audit Committees.

        The Audit Committee reviews the records and affairs of the Bank to determine its financial condition, reviews with management and the independent auditors the systems of internal control, and monitors the Bank's adherence in accounting and financial reporting to generally accepted accounting principles. Currently, Messrs. Welde, Haines and Sclufer serve as members of this committee. The Audit Committee met four times during 1995.

        The Executive Committee is authorized to act with the same authority as the Board of Directors between meetings of the Board, except that mortgage loan approvals in excess of certain limits must be approved by the Board of Directors. Currently, Messrs. Meacham, Welde, Colen and Conner serve as members of this committee. The Executive Committee met one time during 1995.

        To date, neither the Company nor the Bank has established a nominating committee, the functions of which are performed by the entire Board of Directors.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        The following table sets forth certain information with respect to the executive of the Company and the Bank who are not directors.



           Name                      Age                      Positions(s)
           ----                      ---            -------------------------------------

 Robert M. Lambert                    57            Senior Vice President - Information
                                                     Services Division and Chief
                                                     Information Officer


 LeRoy D. Todd, Jr.                   65            Senior Vice President - Compliance and
                                                     Planning and Corporate Secretary


 Patrick J. Ward                      40            Senior Vice President - Finance
                                                     Division and Chief Financial Officer

 William J. Monnich                   46            Senior Vice President - Community
                                                     Banking Division


 Peter A. Kehoe                       43            Senior Vice President and President
                                                     of ComNet Mortgage Services Division

        Set forth below is a brief description of the background of each executive officer of the Company and the Bank who is not a director for at least the last five years.

        ROBERT M. LAMBERT.  Mr. Lambert has served as the Senior Vice President
- - ISD Division and Chief Information Officer of the Bank since July 1986. Prior to his joining the Bank he was a management consultant with Deloitte, Haskins & Sells in Philadelphia, Pennsylvania.

        LEROY D. TODD, JR. Mr. Todd has been with the Bank since 1983. He is currently the Senior Vice President - Compliance and Planning and is also the Corporate Secretary of the Bank.

        PATRICK WARD. Mr. Ward has served as Senior Vice President - Finance Division and Chief Financial Officer of the Bank since July 1992. Previously he served as Controller and Vice President for the Wholesale Banking Group and prior thereto the Retail Banking Group of Mellon Bank, Pittsburgh, Pennsylvania.

        WILLIAM J. MONNICH. Mr. Monnich has served as Senior Vice President - Community Banking Division of the Bank since January 1995. Previously he served as the Vice President of the Consumer Banking Department. Prior to joining the Bank in September 1992, he was a Vice President at CoreStates Bank. There, he held a variety of management positions in the international and retail banking groups.

        PETER A. KEHOE. Mr. Kehoe has served as President and Chief Executive Officer of ComNet since February 1996. From 1990 until 1995 Mr. Kehoe served as senior vice president, national production, for Comerica Mortgage, a wholly owned subsidiary of Comerica, Inc., a bank holding company with operations in Michigan, Illinois, Florida and Texas. Previously, he served as senior vice president, production, for Traveler's Mortgage Services, Inc., located in Cherry Hill, New Jersey, and as senior vice president, secondary marketing, for Metmor Financial, located in Los Angeles, California.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of the Common Stock as of the Voting Record Date, and certain other information with respect to (i) the only person or entity, including any "group" as that term is used in
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock on the Voting Record Date,
(ii) each director of the Company, (iii) certain executive officers of the Company, and (iv) all directors and executive officers of the Company as a group.

                                                  Amount and Nature
            Name of Beneficial                      of Beneficial
            Owner or Number of                     Ownership as of        Percent of
             Persons in Group                    June 20, 1996(1)(2)     Common Stock
           --------------------                  -------------------     ------------
 Commonwealth Bancorp, Inc.                        1,301,468(3)              7.2%
   Employee Stock Ownership
   Plan Trust
 70 Valley Stream Parkway
 Malvern, Pennsylvania 19355

 Directors:
 Charles H. Meacham                                  201,907(4)              1.1
 George C. Beyer, Jr.                                 95,539(5)               *
 Joseph E. Colen, Jr.                                 69,511(6)(7)            *
 Richard J. Conner                                    37,234(6)(8)            *
 William B. Haines, Jr.                               30,532(6)(9)            *
 Harry P. Mirabile                                    74,571(6)(10)           *
 Nicholas Sclufer                                     82,617(6)(11)           *
 Matthew T. Welde                                     57,096(12)              *

 Executive Officers:
 Robert M. Lambert                                    75,650(13)              *
 Patrick J. Ward                                      44,181(14)              *
 William J. Monnich                                   25,396(15)              *
 LeRoy D. Todd, Jr.                                  107,187(16)              *

 All directors and                                   901,421(17)             5.0
  executive officers as a
  group (13 persons)
- ----------------

*       Represents less than 1% of the outstanding Common Stock.

(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange

        Act, shares of Common Stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) Under applicable regulations, a person is deemed to have beneficial ownership of any shares of Common Stock which may be acquired within 60 days of the Voting Record Date pursuant to the exercise of outstanding stock options. Shares of Common Stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other person or group.

(3) The Commonwealth Bancorp, Inc. Employee Stock Ownership Plan Trust ("Trust") was established pursuant to the Commonwealth Bancorp, Inc. Employee Stock Ownership Plan ("ESOP") by an agreement between the Company and PNC Bank, National Association, which acts as trustee of the plan ("Trustee"). As of the Voting Record Date, 1,075,238 shares of Common Stock held in the Trust were unallocated and 226,185 shares had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustee must vote the allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares held in the ESOP will be voted by the Trustee in the same proportion for and against proposals to stockholders as the ESOP participants and beneficiaries actually vote shares of Common Stock allocated to their individual accounts. Any allocated shares which either abstain on the proposal or are not voted will be disregarded in determining the percentage of stock voted for and against each proposal by the participants and beneficiaries.

(4) Includes 21,758 shares held jointly with Mr. Meacham's wife, 57,294 shares held on behalf of Mr. Meacham in the Company's Voluntary Investment Plan ("VIP"), 34,480 shares held in the 1993 Management Recognition Plan and Trust of the Company ("MRP"), which may be voted by him pending vesting and distribution, 3,068 shares allocated to Mr. Meacham pursuant to the ESOP and 62,324 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

(5) Includes 5,102 shares held jointly with Mr. Beyer's wife, 27,775 shares held by Mr. Beyer's wife, 17,542 shares held in a partnership which Mr. Beyer is the general partner, and 14,683 shares held in a personal trust for the benefit of Mr. Beyer.

(6) Includes 2,098 shares held in the MRP, which may be voted by the individual pending vesting and distribution and 14,411 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

(7) Includes 8,829 shares held jointly with Mr. Colen's wife and children and 10,000 shares held in a trust which Mr. Cohen is trustee.

(8) Includes 2,953 shares held by Mr. Conner's wife, children and grandchildren.

(9)     Includes 12,740 shares held jointly with Mr. Haines' wife.

(10) Includes 23,156 shares held jointly with Mr. Mirabile's wife and 3,000 shares held by Mr. Mirabile's wife.

(11) Includes 27,007 shares held jointly with Mr. Sclufer's wife and children.

(12) Includes 30,775 shares held jointly with Mr. Welde's wife, 727 shares held by Mr. Welde as custodian for his grandchildren, 1,038 shares held by Mr. Welde's son, 6,293 shares held in the MRP, which may be voted by him pending vesting and distribution and 14,411 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

(13) Includes 3,214 shares held by Mr. Lambert's wife, 22,844 shares held on behalf of Mr. Lambert in the VIP, 13,138 shares held in the MRP, which may be voted by him pending vesting and distribution, 2,578 shares allocated to him pursuant to the ESOP and 16,985 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

(14) Includes 1,465 shares held jointly with Mr. Ward's wife, 156 shares held on behalf of Mr. Ward in the VIP, 13,138 shares held in the MRP, which may be voted by Mr. Ward pending vesting and distribution, 2,684 shares allocated to him pursuant to the ESOP and 16,985 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

(15) Includes 48 shares held on behalf of Mr. Monnich in the VIP, 14,330 shares held in the MRP, which may be voted by Mr. Monnich pending vesting and distribution, 2,072 shares allocated to him pursuant to the ESOP and 4,878 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

(16) Includes 14,885 shares held jointly with Mr. Todd's wife, 897 shares held by Mr. Todd's wife, 2,804 shares held by Mr. Todd's children, 43,311 shares held on behalf of Mr. Todd in the VIP, 13,138 shares held in the MRP, which may be voted by Mr. Todd pending vesting and distribution, 1,866 shares held in the ESOP and 14,372 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

(17) Includes 123,653 shares held on behalf of executive officers in the VIP, 88,224 shares held in the MRP, which may be voted by directors and executive officers pending vesting and distribution, 12,273 shares allocated to executive officers pursuant to the ESOP and 115,544 shares which may be acquired by executive officers and directors upon the exercise of stock options exercisable within 60 days of the Voting Record Date.


                            MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Bank for services rendered in all capacities during the past three years to the Chief Executive Officer and the most highly compensated executive officers of the Bank and its subsidiaries whose total compensation during the year ended December 31, 1995 exceeded $100,000.

                                                         Annual Compensation                 Long Term Compensation(4)
                                               ------------------------------------------    ------------------------
                                                                               Other
          Name and                                                             Annual          Stock                  All Other
      Principal Position           Year        Salary(1)      Bonus(2)     Compensation(3)   Grants(5)   Options(6) Compensation(7)
      ------------------           ----        ---------      -------      ---------------  ----------   ---------- ---------------
 Charles H. Meacham               1995         $307,400       $63,530             $0        $        0           0        $18,830
  Chairman, President and         1994          285,000        92,037              0           276,610     130,675         10,528
  Chief Executive Officer         1993          295,000        80,086              0                 0           0          1,685

 Robert M. Lambert                1995          128,750        24,602              0                 0           0         16,498
  Senior Vice President and       1994          125,000        34,550              0           105,380      42,468          9,332
  Chief Information Officer       1993          121,500        20,415              0                 0           0          1,963

 Patrick J. Ward                  1995          146,160        27,928              0                 0           0         15,570
  Senior Vice President and       1994          126,000        34,827              0           105,380      42,468          7,428
  Chief Financial Officer         1993          118,500        30,796              0                 0           0             91

 William J. Monnich               1995          116,336        22,744              0            79,210      32,704         13,320
  Senior Vice President,          1994           85,684        20,030              0             9,330       9,764          5,049
  Community Banking Division      1993           82,000        14,948              0                 0           0              0

 LeRoy T. Todd, Jr.               1995           93,215        17,812              0                 0           0         12,796
  Senior Vice President and       1994           90,500        25,061              0           105,380      35,935          7,622
  Corporate Secretary             1993           88,500        10,324              0                 0           0          2,228

 Russell I. Wakal(8)              1995          171,360             0              0                 0           0          1,634
  Senior Vice President           1994          168,000        53,054              0           131,720      55,536         10,478
  of the Bank and                 1993          150,000             0              0                 0           0          1,635
  President of ComNet

                                       14
- -------------------

(1) Includes amounts deferred by the named executive officer pursuant to the VIP, a non-contributory defined contribution plan which is intended to qualify under Section 401(k) of the Code and pursuant to which employees may defer up to 10% of their compensation.

(2) Consists of bonuses paid under the Bank's Management Incentive Compensation Plan which awards are based on a combination of the Bank's financial performance and an individual's or group rating for the year indicated.

(3) Does not include amounts attributable to miscellaneous benefits received by executive officers, including the use of Bank-owned automobiles. In the opinion of management of the Bank the costs to the Bank of providing such benefits to any individual executive officer during the year ended December 31, 1995 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(4) All amounts have been adjusted for the exchange of Common Stock for common stock of the Bank in the Conversion and Reorganization.

(5) Represents the grant of restricted Common Stock pursuant to the MRP, which were deemed to have had the indicated value at the date of grant, and which had a fair market value of $622,573, $237,705, $237,105, $199,215 and $237,105 for the grants to Messrs. Meacham, Lambert, Ward, Monnich and Todd, respectively, at December 31, 1995. The awards vest 20% a year from the date of grant.

(6) Consists of awards granted pursuant to the 1993 Stock Incentive Plan which options to purchase 10,000 shares are exercisable each year commencing on the date of grant for Mr. Meacham and are exercisable at the rate of 20% a year from the date of grant for all other executive officers.

(7) Consists of amounts allocated during the year ended December 31, 1995 on behalf of Messrs. Meacham, Lambert, Ward, Monnich, Todd and Wakal pursuant to the ESOP of $17,145, $14,535, $15,570, $13,320, $10,508
         and $-0-, respectively, and amounts paid in lieu of insurance benefits or premiums previously paid to officers of the Bank of $1,685, $1,963, $-0-, $-0-, $2,288 and $1,634, respectively.

(8)      Mr. Wakal's employment with the Bank terminated in September 1995.

DIRECTOR COMPENSATION

         BOARD FEES. During the year ended December 31, 1995, each member of the Board of Directors of the Bank received an annual fee of $8,200, plus $900 for each meeting attended. Board members also received a fee of $500 for each committee meeting attended during 1995. In addition, each Board member received $100 per month for health insurance cost reimbursement.

         DIRECTORS' STOCK OPTION PLAN. The Company has adopted the 1993 Directors' Stock Option Plan (the "Directors' Plan") which provides for the grant of compensatory stock options to non-employee directors. Pursuant to the Directors' Plan, each director of the Bank who was not an employee of the Bank or any subsidiary was granted a compensatory stock option to purchase 12,970 shares of Common Stock on January 21, 1994 and an option to purchase 1,442 shares of Common Stock on January 21, 1995. Options granted pursuant to the Directors' Plan have an exercise price equal to the fair market value of a share of Common Stock on the date of grant and are vested and exercisable six months from the date of grant. The share amounts have been adjusted for the exchange in the Conversion and Reorganization.

         RECOGNITION PLAN FOR DIRECTORS. The Company has adopted the Recognition Plan for Directors which provides for the grant of restricted Common Stock to non-employee directors. Pursuant to the Recognition Plan for Directors, each director of the Bank who was not an employee of the Bank or any subsidiary was granted 3,044 shares of restricted stock on January 21, 1994 (except that Mr. Welde was granted 9,131 shares) and 339 shares of restricted stock on January 21, 1995 (except that Mr. Welde was granted 1,016 shares). The restricted stock granted pursuant to the Recognition Plan for Directors vests 20% per year from the date of grant. The share amounts have been adjusted for the exchange in the Conversion and Reorganization.

EMPLOYMENT AGREEMENTS

         The Bank has entered into employment agreements with each of Messrs. Meacham, Lambert, Todd, Ward and Monnich pursuant to which the Bank agreed to employ these persons in their respective positions for a term of three years at an initial salary of $307,400, $128,750, $93,215, $146,160 and $116,336,
respectively. Each such salary may be increased in the discretion of the Board of Directors of the Bank and any such salary, as it may be increased from time to time, may not be decreased during the term of the employment agreement without the prior written consent of the affected officer. On an annual basis, the Board of Directors of the Bank considers renewal of each employment agreement for an additional year, and the term of an employment agreement shall be extended for an additional one-year period unless the Bank or the officer elects, not less than 30 days prior to the annual anniversary date, not to extend the employment term. Each employment agreement is terminable with or without cause by the Bank. The employment agreements between the Bank and the officers provide that in the event of a wrongful termination of employment (including a voluntary termination by the officer as a result of the Bank's material breach of the agreement or as a result of certain adverse actions which are taken with respect to his or her employment following a Change in Control of the Bank, as defined) the officer would be entitled to an amount of cash severance which is equal to the officer's base salary as of the date of termination (two times base salary in the case of Mr. Meacham), payable in 12 equal monthly installments (24 equal monthly installments in the case of Mr. Meacham), and the officer would be entitled to continued participation in certain employee benefit plans of the Bank until the earlier of new employment with comparable benefits and 12 months from the date of termination (24 months in the case of Mr. Meacham), provided that in the event that there had been a Change in Control of the Bank prior to the wrongful termination of the officer's employment, or there existed certain specified events which could lead to a Change in Control of the Bank, the cash severance would amount to two times the officer's average annual compensation, including bonuses, during the preceding five years (three times such average annual compensation in the case of Mr. Meacham) and continued participation in certain employee benefit plans of the Bank until the earlier of new employment with comparable benefits and 24 months from the date of termination (36 months in the case of Mr. Meacham). Each employment agreement provides that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Code, then such payments and benefits received thereunder shall be reduced, in the manner determined by the officer, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Bank for federal income tax purposes. Excess parachute payments generally are payments in excess of three times the base amount, which is defined to mean the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred. Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

STOCK OPTIONS

        The following table sets forth certain information concerning grants of stock options awarded to the named executive officers during the year ended December 31, 1995.

                      OPTION GRANTS IN LAST FISCAL YEAR


==========================================================================================================================
                                                                                          Potential Realizable Value
                                                                                           at Assumed Annual Rates
                                                                                          of Stock Price Appreciation
                                 Individual Grants                                             for Option Term(3)
- ---------------------------------------------------------------------------------------------------------------------------
                         Options     % of Total Options      Exercise   Expiration
          Name           Granted   Granted to Employees(1)   Price(2)     Date            5%                    10%
- ---------------------------------------------------------------------------------------------------------------------------
 Charles H. Meacham        --              --                   --          --             --                    --
- ---------------------------------------------------------------------------------------------------------------------------
 Robert M. Lambert         --              --                   --          --             --                    --
- ---------------------------------------------------------------------------------------------------------------------------
 Patrick J. Ward           --              --                   --          --             --                    --
- ---------------------------------------------------------------------------------------------------------------------------
 William J. Monnich      32,704           100%                $6.38      2/23/05       $182,292             $383,633
- ---------------------------------------------------------------------------------------------------------------------------
 LeRoy D. Todd, Jr.        --              --                   --          --             --                    --
- ---------------------------------------------------------------------------------------------------------------------------
 Russell I. Wakal          --              --                   --          --             --                    --
===========================================================================================================================



(1)      Percentage of options granted to all employees during 1995.
(2) In all cases the exercise price was based on the fair market value of a share of Common Stock on the date of grant.
(3) Assumes compounded rates of return for the remaining life of the options and future stock prices of $10.39 and $16.54 at compounded rates of return of 5% and 10%, respectively.

         The following table sets forth certain information concerning exercises of stock options by the named executive officers during the year ended December 31, 1995 and options held at December 31, 1995


================================================================================================================================
                                       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                  AND YEAR END OPTION VALUES
- --------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Value of
                                                                     Number of                        Unexercised
                                                                    Unexercised                       Options at
                                  Shares                        Options at Year End                   Year End(1)
                                Acquired on     Value      ---------------------------------------------------------------------
      Name                       Exercise      Realized    Exercisable    Unexercisable     Exercisable      Unexercisable
- --------------------------------------------------------------------------------------------------------------------------------
 Charles H. Meacham                 --            --             62,325           68,350      $375,000           $411,250
- --------------------------------------------------------------------------------------------------------------------------------
 Robert M. Lambert                  --            --             16,986           25,483       102,200            153,325
- --------------------------------------------------------------------------------------------------------------------------------
 Patrick J. Ward                    --            --             16,986           25,483       102,200            153,325
- --------------------------------------------------------------------------------------------------------------------------------
 William J. Monnich                 --            --             10,446           32,023        62,050            192,675
- --------------------------------------------------------------------------------------------------------------------------------
 LeRoy D. Todd, Jr.                 --            --             14,372           21,562        86,475            129,738
- --------------------------------------------------------------------------------------------------------------------------------
 Russell I. Wakal                   --            --                 --               --            --                 --
================================================================================================================================



(1) Based on a per share market price of $10.83 at December 31, 1995, as adjusted for the exchange in the Conversion and Reorganization.

PENSION PLAN

         The following table sets forth estimated annual benefits payable upon retirement at age 65 to the named executive officers under the Bank's defined benefit pension plan ("Pension Plan") based upon various levels of compensation and years of service.


                                     Years of Service
Remuneration  -------------------------------------------------------------------
- ------------    15            20               25             30             35
               ----          ----             ----           ----           ----
$125,000     $34,688       $46,250         $ 57,313       $ 69,375       $ 72,500
 150,000      42,188        56,250           70,313         84,375         88,125
 175,000      49,688        66,250           82,313         99,375        103,750
 200,000      57,188        76,250           95,313        114,375        119,375
 225,000      64,688        86,250          107,313        129,375        135,000
 250,000      72,188        96,250          120,313        144,375        150,625
 300,000      87,188       116,250          145,313        174,375        181,875

         The indicated amounts in the above table assume that participants elect a straight life annuity form of benefit.

         Benefits are generally payable under the Pension Plan upon retirement at age 65 based upon an average of an employee's five highest consecutive annual amounts of compensation, excluding bonuses, commissions, overtime pay and other compensation, and excluding taxable fringe benefit amounts, during the last ten years prior to retirement. Such amounts are within 10% of the total compensation and bonus reported for the named individuals in the Summary Compensation Table above.

         The maximum annual compensation which may be taken into account under the Internal Revenue Code (as adjusted from time to time by the Internal Revenue Service) for calculating contributions under qualified defined benefit plans currently is $150,000 and the maximum annual benefit permitted under such plans currently is $118,800.

         At December 31, 1995, Messrs. Meacham, Ward, Lambert, Todd and Monnich had 21, three, nine, 47 and three years of credited service, respectively, under the Pension Plan.

VOLUNTARY INVESTMENT PLAN

         The Bank maintains a Voluntary Investment Plan ("VIP") for the benefit of employees. The VIP is a non-contributory defined contribution plan which is intended to qualify under Section 401(k) of the Code. Participants may contribute to the VIP by salary reduction up to 15% (10% for highly compensated employees) of annual compensation for the year. Such contributions defer the employee's earnings up to a maximum of $9,240 in each plan year. The Bank does not contribute to the VIP. Pursuant to the VIP and the trust agreement entered into between the Bank and the VIP trustee, all funds contributed are held in a trust fund, which are invested at the direction of the employee in four separate funds; a certificate of deposit fund, a mutual stock fund, a GNMA fund, or a Common Stock fund.

EMPLOYEE STOCK OWNERSHIP PLAN

         The Company has established an Employee Stock Ownership Plan ("ESOP") for employees age 21 or older who have at least one year of credited service with the Bank. The ESOP is funded by the Company's contributions made in cash (which primarily will be invested in Common Stock) or Common Stock. Benefits may be paid either in shares of Common Stock or in cash.

         In June 1996, the ESOP borrowed $9.3 million from the Company to purchase 7,897,720 shares of Common Stock in the Conversion and Reorganization and to repay the balance of the loan from an unaffiliated lender used to purchase shares of common stock of the Bank in the Bank's initial public offering in January 1994. The Company makes scheduled discretionary cash contributions to the ESOP sufficient to amortize the principal and interest on the loan, which has a maturity of ten years. The Company may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of Common Stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders, upon the original issuance of additional shares by the Company or upon the sale of treasury shares by the Company. Such purchases, if made, would be funded through additional borrowings by the ESOP or additional contributions from the Company. The timing, amount and manner of future contributions to the ESOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

         Generally accepted accounting principles require that any borrowing by the ESOP be reflected as a liability on the Company's statement of financial condition. In addition, shares purchased with borrowed funds will, to the extent of the borrowings, be excluded from stockholders' equity, representing unearned compensation to employees for future services not yet performed. Consequently, to the extent of the ESOP purchases of already issued shares in the open market, the Company's consolidated liabilities will increase to the extent of the ESOP's borrowings, and total and per share stockholders' equity will be reduced to reflect such borrowings. To the extent of the ESOP purchases of newly-issued shares from the Company, total stockholders' equity would neither increase nor decrease, but per share stockholders' equity and per share net income would decrease because of the increase in the number of outstanding shares. In either case, as the borrowings used to fund ESOP purchases are repaid, total stockholders' equity will correspondingly increase.

         Shares purchased by the ESOP with the proceeds of the loan are held in a loan suspense account and released on a pro rata basis as debt service payments are made. Discretionary contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of compensation. Forfeitures will be reallocated among remaining participating employees and may reduce any amount the Company might otherwise have contributed to the ESOP. Benefits may be payable upon retirement, early retirement, disability or separation from service. The Company's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

         A Committee appointed by the Board of Directors of the Company administers the ESOP ("ESOP Committee") and an unaffiliated financial institution has been appointed to act as trustee of the related trust. The ESOP Committee may instruct the trustee regarding investment of funds contributed to the ESOP. Under the ESOP, the trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and allocated shares for which employees do not give instructions will be voted in the same ratio on any matter as to those shares for which instructions are given. Unallocated shares held in the ESOP will be voted by the ESOP trustee after considering the recommendation of the ESOP Committee.

         The ESOP is subject to the requirements of ERISA and the regulations of the IRS and the Department of Labor thereunder.

SUPPLEMENTAL BENEFIT PLANS

         The Board of Directors of the Bank has authorized an excess benefit plan ("EBP") and a supplemental executive retirement plan ("SERP") to provide certain additional retirement benefits to Mr. Meacham. The EBP provides that Mr. Meacham shall receive an annual allocation of stock units representing shares of common stock of the Bank. The number of stock units allocable to his benefit each year shall be equal to the difference between the annual allocation of shares that would have been made to him in the Bank's ESOP, assuming that his compensation was $235,840, the previous limitation under the Code prior to amendments which reduced such limitation to $150,000 as set forth in Section 401(a)(17) of the Code, minus the number of shares actually allocated to his ESOP account in a particular year. The SERP provides that Mr. Meacham shall receive a supplemental retirement benefit at or after his normal retirement date which is calculated to produce a total retirement benefit payable by the Bank equal to 50% of his final average earnings, as defined, with certain offsets, and a reduction in the case of early retirement. For purposes of the SERP, Mr. Meacham's final average earnings means the average of his highest annual compensation received during any five of the current and preceding ten calendar years, with certain adjustments and exclusions.

COMPENSATION COMMITTEE

         Executive compensation philosophy, policies, and programs are the responsibility of the Compensation and Benefits Committee of the Board of Directors. During 1995, the members of the committee were Messrs. Colen, Mirabile and Beyer. No members of the committee is a current or former officer or employee of the Bank or any of its subsidiaries.

The report of the committee with respect to compensation for the Chief Executive Officer and all other executive officers is set forth below.

REPORT OF THE COMPENSATION COMMITTEE

         The members recognize that Commonwealth must attract, retain and motivate the best people to achieve its business objectives. To do so, it must compensate its executives fairly and competitively in the markets in which it competes. The competitive market for executives is primarily, banks of a similar asset size located in Pennsylvania and southern New Jersey; and secondarily, public banks of a similar asset size located in the northeastern quadrant of the United States.

         The current compensation program permits recognition of individual contribution, business unit results, and overall corporate results. Currently, executive compensation comprises base salary, short-term incentives, and stock grants from the initial public offering.

         BASE SALARY. The Compensation and Benefits Committee establishes base salaries for executives of Commonwealth by conducting an annual review utilizing salary survey data provided by an external compensation consultant.

         It is the intention of the Committee to pay base salaries at, or slightly below, the average salary paid by competitive banks.

         INCENTIVE PLAN. The incentive portion of the executives' total compensation program is tied to the achievement of specific individual and group corporate results. Because it is the committee's intention to link a significant portion of executive pay to changes in shareholder value the annual incentive bonus will include annual financial measures that are highly correlated to market indicators, such as Net Income, Earnings per Share, Cash Flow, and/or Return on Equity. Also, the Committee's intention is to offset conservative base salaries with significant upside potential via annual incentives (and stock plans) to provide for above average total remuneration in years when Commonwealth has outstanding performance.

         In addition, the Committee recognizes the importance of high level of customer satisfaction as an indicator of sustained performance and therefore the payout of the executives' incentives is tied to the achievement of customer satisfaction indicators.

         TAX DEDUCTIBILITY. At this point, and for the foreseeable future, Commonwealth does not anticipate problems with tax deductibility of executive compensation. If, in the future, this becomes a concern, the Compensation and Benefits Committee will revisit the issue.

                                        Joseph E. Colen, Jr.
                                        Harry P. Mirabile
                                        George C. Beyer, Jr.

PERFORMANCE GRAPH

        The following graph compares the yearly cumulative total return on the Common Stock since the Bank's initial public offering of the Common Stock in January 1994 with (i) the yearly cumulative total return on the stocks included in the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") Stock Market Index (for United States companies), (ii) the yearly cumulative return on the stocks included in the NASDAQ Financial Stock Index and (iii) the yearly cumulative total return on the stocks included in the Ryan Beck Mutual Holding Company Stock Index. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.


NASDAQ STOCK MKT

      date                base year               divide by                       base vale * 100
    Dec-93                  250.116                  250.116               1.000                  100.000
    Jan-94                  257.707                  250.116               1.030                  103.035
    Feb-94                  255.299                  250.116               1.021                  102.072
    Mar-94                  239.595                  250.116               0.958                   95.794
    Apr-94                  236.485                  250.116               0.946                   94.550
    May-94                  237.064                  250.116               0.948                   94.782
    Jun-94                  228.398                  250.116               0.913                   91.317
    Jul-94                  233.087                  250.116               0.932                   93.192
    Aug-94                  247.945                  250.116               0.991                   99.132
    Sep-94                  247.309                  250.116               0.989                   96.878
    Oct-94                  252.168                  250.116               1.008                  100.820
    Nov-94                  243.802                  250.116               0.975                   97.476
    Dec-94                  244.490                  250.116               0.978                   97.751
    Jan-95                  245.772                  250.116               0.983                   98.263
    Feb-95                  258.757                  250.116               1.035                  103.455
    Mar-95                  266.418                  250.116               1.065                  106.518
    Apr-95                  274.795                  250.116               1.099                  109.867
    May-95                  281.908                  250.116               1.127                  112.711
    Jun-95                  304.742                  250.116               1.218                  121.840
    Jul-95                  327.098                  250.116               1.308                  130.779
    Aug-95                  333.747                  250.116               1.334                  133.437
    Sep-95                  341.422                  250.116               1.365                  136.505
    Oct-95                  339.295                  250.116               1.357                  135.655
    Nov-95                  347.274                  250.116               1.388                  138.845
    Dec-95                  345.484                  250.116               1.381                  138.130


NASDAQ FINANCIAL STOCKS

      date                base year               divide by                              base value * 100
    Dec-93                  248.587                  248.587               1.000                  100.000
    Jan-94                  254.800                  248.587               1.025                  102.499
    Feb-94                  251.525                  248.587               1.012                  101.182
    Mar-94                  244.547                  248.587               0.984                   98.375
    Apr-94                  251.379                  248.587               1.011                  101.123
    May-94                  260.490                  248.587               1.048                  104.788
    Jun-94                  259.610                  248.587               1.044                  104.434
    Jul-94                  263.298                  248.587               1.059                  105.918
    Aug-94                  272.006                  248.587               1.094                  109.421
    Sep-94                  267.337                  248.587               1.075                  107.543
    Oct-94                  259.641                  248.587               1.044                  104.447
    Nov-94                  247.954                  248.587               0.997                   99.745
    Dec-94                  249.168                  248.587               1.002                  100.234
    Jan-95                  257.480                  248.587               1.036                  103.577
    Feb-95                  270.265                  248.587               1.087                  108.720
    Mar-95                  274.040                  248.587               1.102                  110.239
    Apr-95                  278.811                  248.587               1.122                  122.158
    May-95                  287.791                  248.587               1.158                  115.771
    Jun-95                  296.803                  248.587               1.194                  119.369
    Jul-95                  310.985                  248.587               1.251                  125.101
    Aug-95                  327.183                  248.587               1.316                  161.617
    Sep-95                  338.276                  248.587               1.361                  136.080
    Oct-95                  339.670                  248.587               1.366                  136.640
    Nov-95                  355.391                  248.587               1.430                  142.964
    Dec-95                  353.023                  248.587               1.420                  142.012
dates are last trading day of month - closing price


MHO INDEX


      date                base year               divide by                              base value * 100
    Dec-93                  100.000                     100                1.000                  100.000
    Jan-94                  119.104                     100                1.191                  119.104
    Feb-94                  117.877                     100                1.179                  117.877
    Mar-94                  144.738                     100                1.147                  114.738
    Apr-94                  155.630                     100                1.156                  115.630
    May-94                  123.344                     100                1.233                  123.344
    Jun-94                  129.066                     100                1.291                  129.066
    Jul-94                  135.690                     100                1.357                  135.690
    Aug-94                  141.963                     100                1.420                  141.963
    Sep-94                  144.088                     100                1.441                  144.088
    Oct-94                  137.755                     100                1.378                  137.755
    Nov-94                  122.345                     100                1.223                  122.345
    Dec-94                  120.385                     100                1.204                  120.385
    Jan-95                  125.416                     100                1.254                  125.416
    Feb-95                  128.894                     100                1.289                  125.894
    Mar-95                  122.813                     100                1.228                  122.813
    Apr-95                  128.638                     100                1.286                  128.638
    May-95                  134.233                     100                1.342                  134.233
    Jun-95                  142.861                     100                1.429                  142.861
    Jul-95                  149.351                     100                1.494                  149.351
    Aug-95                  156.390                     100                1.564                  156.390
    Sep-95                  174.005                     100                1.740                  174.005
    Oct-95                  178.153                     100                1.782                  178.153
    Nov-95                  167.320                     100                1.673                  167.320
    Dec-95                  159.576                     100                1.596                  159.576
dates are last trading day of month - closing price


CSB STOCK - AT 1/24/94 CLOSING PRICE

                                                                          Shares                Value of
                              Shares        Dividend$                     Bought     Shares      Shares        base value
                Price          BOP          Per Share        Div. $       w/ Div.      EOP         EOP            100
  Dec-93       10.000        100.000         $0.000         $0.00         0.000      100.000     1,000.00        100.000
  Jan-94       15.500        100.000         $0.000         $0.00         0.000      100.000     1,550.00        155.000
  Feb-94       13.375        100.000         $0.000         $0.00         0.000      100.000     1,337.50        133.750
  Mar-94       12.500        100.000         $0.077         $7.70         0.616      100.616     1,257.70        125.770
  Apr-94       13.688        100.616         $0.000         $0.00         0.000      100.616     1,377.23        137.723
  May-94       14.250        100.616         $0.000         $0.00         0.000      100.616     1,433.78        143.378
  Jun-94       15.500        100.616         $0.100        $10.06         0.649      101.265     1,569.61        156.961
  Jul-94       14.875        101.265         $0.000         $0.00         0.000      101.265     1,506.32        150.632
  Aug-94       15.375        101.265         $0.000         $0.00         0.000      101.265     1,556.95        155.695
  Sep-94       15.125        101.265         $0.100        $10.13         0.670      101.935     1,541.76        154.176
  Oct-94       14.500        101.935         $0.000         $0.00         0.000      101.935     1,478.05        147.805
  Nov-94       12.500        101.935         $0.000         $0.00         0.000      101.935     1,274.18        127.418
  Dec-94       12.375        101.935         $0.100        $10.19         0.824      102.758     1,271.63        127.163
  Jan-95       13.000        102.758         $0.000         $0.00         0.000      102.758     1.335.86        133.586
  Feb-95       12.750        102.758         $0.000         $0.00         0.000      102.758     1,310.17        131.017
  Mar-95       13.375        102.758         $0.125        $12.84         0.960      103.719     1,387.24        138.724
  Apr-95       14.250        103.719         $0.000         $0.00         0.000      103.719     1,477.99        147.799
  May-95       15.375        103.719         $0.000         $0.00         0.000      103.719     1,594.68        159.468
  Jun-95       15.750        103.719         $0.125        $12.96         0.823      104.542     1,646.53        164.653
  Jul-95       17.875        104.542         $0.000         $0.00         0.000      104.542     1,868.69        186.869
  Aug-95       19.250        104.542         $0.000         $0.00         0.000      104.542     2,012.43        201.243
  Sep-95       23.125        104.542         $0.125        $13.07         0.565      105.107     2,430.60        243.080
  Oct-95       23.875        105.107         $0.000         $0.00         0.000      105.107     2,509.43        250.943
  Nov-95       23.000        105.107         $0.000         $0.00         0.000      105.107     2,417.46        241.745
  Dec-95       22.500        105.107         $0.125        $13.14         0.584      105.691     2,378.05        237.805

        Graph represents $100 invested in the Bank's initial public offering of Common Stock issued on January 21, 1994 at $10.00 per share. The Common Stock commenced trading on the NASDAQ Stock Market on January 24, 1994 at $15.625 per share.

INDEBTEDNESS OF MANAGEMENT

       In accordance with applicable federal laws and regulations, the Bank used to offer mortgage loans to its directors, officers and full-time employees for the financing of their primary residences and certain other loans. Except for interest rates and fees, these loans generally were made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

       As a result of the application of Section 22(h) of the Federal Reserve Act to savings associations, effective August 1989, any credit extended by a savings association, such as the Bank to its executive officers, directors and, to the extent otherwise permitted, principal stockholder(s), or any related interest of the foregoing, must be (i) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the savings association with non-affiliated parties and (ii) not involve more than the normal risk of repayment or present other unfavorable features. As of December 31, 1995, four of the directors and executive officers of the Company or the Bank had aggregate loan balances in excess of $60,000, which amounted to $583,938 in the aggregate, or approximately less than 1% of the Bank's retained earnings as of such date.
All such loans were made by the Bank in the ordinary course of business and were not made with favorable terms nor did they involve more than the normal risk of collectibility.


                    RATIFICATION OF APPOINTMENT OF AUDITORS

       The Board of Directors of the Company has appointed Arthur Andersen LLP independent certified public accountants, to perform the audit of the Company's financial statements for the year ending December 31, 1996, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

       The Company has been advised by Arthur Andersen LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Arthur Andersen LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR FISCAL 1996.

                             STOCKHOLDER PROPOSALS

       Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in April 1997, must be received at the principal executive offices of the Company, 70 Valley Stream Parkway, P.O. Box 2100, Valley Forge, Pennsylvania 19482, Attention: LeRoy D. Todd, Jr., Senior Vice President and Secretary, no later than December 23, 1996. If such proposal is in compliance with all applicable requirements, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent certified mail, return receipt requested.


                                 ANNUAL REPORTS

       A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1995 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

       UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE 1934 ACT. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO LEROY D. TODD, JR., SENIOR VICE PRESIDENT AND SECRETARY, COMMONWEALTH BANCORP, INC., 70 VALLEY STREAM PARKWAY, P.O. BOX 2100, VALLEY FORGE, PENNSYLVANIA 19482. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.


                                 OTHER MATTERS

       Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

       The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

REVOCABLE PROXY

                           COMMONWEALTH BANCORP, INC.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMMONWEALTH BANCORP, INC. FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 19, 1996 AND AT ANY ADJOURNMENT THEREOF.

     The undersigned hereby appoints the Board of Directors of Commonwealth Bancorp, Inc. (the "Company") as proxies, each with power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of the Company held of record by the undersigned on June 20, 1996 at the Annual Meeting of Stockholders to be held at The People's Light & Theater Company, located at 39 Conestoga Road, Malvern, Pennsylvania, on July 19, 1996, at 10:00 a.m., Eastern Time, and any adjournment thereof.


1.   ELECTION OF DIRECTORS

     / / FOR all nominees listed            / /   WITHHOLD AUTHORITY
         below (except as marked                  to vote for all nominees
         to the contrary below)                   listed below


         Nominees for three-year term expiring in 1999:

         Joseph E. Colen, Jr.; Richard J. Conner; and Matthew T. Welde.


(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

- --------------------------------------------------------------------------------

2. PROPOSAL to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1996.

    / /     FOR              / /      AGAINST          / /     ABSTAIN


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


                                                     (CONTINUED ON REVERSE SIDE)

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTOR'S NOMINEES FOR DIRECTOR, FOR THE PROPOSAL TO RATIFY THE AUDITORS AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.


         Dated:             ,1996
               -------------

                                           -----------------------------------
                                           -----------------------------------
                                                        Signatures



PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAMES(S) APPEAR(S) ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE. WHEN SHARES ARE HELD JOINTLY, ONLY ONE HOLDER NEED SIGN.


    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.